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                                                  Exhibit 23 (b)


                                   LUBOSHITZ,
                                  KASIERER & CO

                CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS (ISRAEL)


We consent to the incorporation by reference in Registration Statement No. 33-30345 and 33-60574 on Form S-8 of PC Etcetera, Inc. of our report dated February 28, 1995, on the financial statements of PC Etcetera Israel Ltd., included in the Annual Report on Form 10-KSB of PC Etcetera, Inc. for the year ended December 31, 1994, as amended.

/s/Luboshitz, Kasierer & Co.

LUBOSHITZ, KASIERER & CO
Certified Public Accountants (Israel)



Tel Aviv, Israel
October 19, 1995